Exhibit 77-Q1

EXHIBITS

(e) Form of Subadvisory Agreement between the Registrant, on behalf of the Pilgrim Research Enhanced Index Fun, ING Pilgrim Investments, LLC, and Aeltus Investment Management, Inc. - incorporated by reference to Schedule 14A dated June 6, 2001, as filed on June 8, 2001.